 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2017 (October 13, 2017) Protea Biosciences Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51474	20-2903252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1311 Pineview Drive, Suite 501 Morgantown, West Virginia 26505
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(304) 292-2226

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported in its Quarterly Report on Form 10-Q for the period ended March 31, 2017, the Company filed a certificate of amendment to its certificate of incorporation (the “Charter Amendment”) on April 25, 2017 with the Secretary of State of the State of Delaware. The Charter Amendment, among other things, allowed the Company to implement a reverse stock split of the Company’s issued and outstanding shares common stock at a 1-for-50 reverse split ratio (the “Reverse Stock Split”) at such time as determined by the Company’s board of directors (the “Board”). The Board subsequently authorized the Reverse Split by written consent of the Board on August 25, 2017 (the “Board Consent”).

Following the Board Consent, the Company submitted the required Issuer Notification Form to the Financial Industry Regulatory Authority, Inc. (“FINRA”), in accordance with FINRA Rule 6490 and Rule 10b-17 under the Securities Exchange Act of 1934, as amended. On October 12, 2017, FINRA notified the Company that the Reverse Stock Split will take effect on the over-the-counter market at the open of business on October 16, 2017, at which time the Company’s common stock will trade on a post stock split basis under ticker symbol “PRGBD.” The Company’s ticker symbol will revert back to “PRGB” after 20 business days or on or about November 13, 2017.

As a result of the reverse stock split, every 50 shares of the Company’s pre-reverse split outstanding common stock will be combined and reclassified into one share of common stock. Proportionate voting rights and other rights of common stockholders will not be affected by the reverse stock split. No fractional shares will be issued in connection with the reverse stock split and stockholders who would otherwise hold a fractional share of common stock will receive cash in an amount equal to the product obtained by multiplying (i) the closing sale price of the Company’s common stock on the effective date of the reverse stock split as reported on the OTCQB, by (ii) the number of shares of the Company’s common stock held by the stockholder that would otherwise have been exchanged for the fractional share interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 16, 2017	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner
Chief Executive Officer